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                                                                   Exhibit 10.34

                    [LETTERHEAD OF EMPYREAN BIOSCIENCE, INC.]

April 10, 2002


Laurus Master Fund, Ltd.
c/o Laurus Capital Management, L.L.C.
152 West 57th Street, 4th Floor
New York, NY  10019

Attn: David Grin

Dear Mr. Grin:

This will confirm the understanding by and between Empyrean Bioscience, Inc. ("Empyrean") and Laurus Master Fund, Ltd. ("Laurus").

Notwithstanding the requirements of Section 7(g) of each of the Subscription Agreements listed below, until the earlier of (i) 90 days from the date of this letter, (ii) approval by the Empyrean shareholders of an increase in the number of authorized shares of Common Stock or (iii) a reverse-split of Empyrean's Common Stock, Laurus hereby waives the requirement that Empyrean reserve from Empyrean's authorized but unissued shares of Common Stock that number of shares which would be necessary to enable Laurus to convert each of the Notes listed below at their then applicable conversion price and the Warrants listed below at their then applicable exercise price:

     1. Subscription Agreement dated June 11, 2001 between Empyrean and Laurus, relating to the Convertible Note in the principal amount of $1,000,000 of same date executed by Empyrean in favor of Laurus, and the Common Stock Purchase Warrant of same date to purchase 333,333 shares of the common stock of Empyrean held by Laurus;

     2. Subscription Agreement dated August 23, 2001 between Empyrean and Laurus, relating to the Convertible Note in the principal amount of $250,000 of same date executed by Empyrean in favor of Laurus, and the Common Stock Purchase Warrant of same date to purchase 83,333 shares of the common stock of Empyrean held by Laurus;

     3. Subscription Agreement dated October 9, 2001 between Empyrean and Laurus, relating to the Convertible Note in the principal amount of $250,000 of same date executed by Empyrean in favor of Laurus, and the Common Stock Purchase Warrant of same date to purchase 83,333 shares of the common stock of Empyrean held by Laurus;

     4. Subscription Agreement dated November 13, 2001 between Empyrean and Laurus, relating to the Convertible Note in the principal amount of $136,000 of same date executed by Empyrean in favor of Laurus, and the Common Stock Purchase Warrant of same date to purchase 45,333 shares of the common stock of Empyrean held by Laurus;

     5. Subscription Agreement dated December 18, 2001 between Empyrean and Laurus, relating to the Convertible Note in the principal amount of $200,000 of same date executed by Empyrean in favor of Laurus, and the Common Stock Purchase Warrant of same date to purchase 66,666 shares of the common stock of Empyrean held by Laurus;

     6. Subscription Agreement dated March 26, 2002 between Empyrean and Laurus, relating to the Convertible Note in the principal amount of $75,000 of same date executed by Empyrean in favor of Laurus.


This waiver as to reservation of shares for the Convertible Note dated June 11, 2001 and described in Paragraph 1 above is limited to only those reserved shares which are not registered under Empyrean's Registration Statement on Form SB-2 declared effective by the Securities and Exchange Commission on July 3, 2001.


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Laurus Master Fund, Ltd.
April 10, 2002
Page 2


In addition to the foregoing, Laurus waives the restrictions set forth in
Section 11(vi) of each of the Subscription Agreements listed above so as to permit the additional issuance of stock to certain of Empyrean's officers and directors and enable them to help Empyrean's cash situation by making further investments in Empyrean.

Further, notwithstanding the requirements of Section 2.1(b) of each of the Notes listed below, the issuance of shares of Common Stock and/or convertible notes to certain of Empyrean's officers and directors, shall not result in an adjustment of the Conversion Prices of such Notes, notwithstanding any provision to the contrary in the Notes:

     1. Convertible Note in the principal amount of $1,000,000 dated June 11, 2001 executed by Empyrean in favor of Laurus;

     2. Convertible Note in the principal amount of $250,000 dated August 23, 2001 executed by Empyrean in favor of Laurus;

     3. Convertible Note in the principal amount of $250,000 dated October 9, 2001 executed by Empyrean in favor of Laurus;

     4. Convertible Note in the principal amount of $136,000 dated November 13, 2001 executed by Empyrean in favor of Laurus;

     5. Convertible Note in the principal amount of $200,000 dated December 18, 2001 executed by Empyrean in favor of Laurus;

     6. Convertible Note in the principal amount of $75,000 dated March 26, 2002 executed by Empyrean in favor of Laurus.

The waivers herein granted are limited for the sole purpose of permitting Empyrean to issue shares of stock and/or stock options to officers and directors who are willing to help Empyrean's cash situation by making further investments in Empyrean.

Please acknowledge these understandings and agreements by signing below and returning a fully executed copy of this letter to Empyrean. The second executed copy of this letter is for your records.


Thank you.


Sincerely yours,


EMPYREAN BIOSCIENCE, INC.





/s/ Richard C. Adamany
----------------------

Richard C. Adamany
President and Chief Executive Officer


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Laurus Master Fund, Ltd.
April 10, 2002
Page 3


The undersigned, a duly authorized officer of Laurus Master Fund, Ltd., acknowledges and agrees on behalf of Laurus Master Fund, Ltd. to the understandings and agreements set forth above.

April 17, 2002

                                           LAURUS MASTER FUND, LTD.

                                           /s/ David Grin
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                                           By:
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                                           Its:
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